FIRST SUPPLEMENTAL INDENTURE

Dated as of August 27, 2014

Between

ILLUMINA, INC.,

AS ISSUER

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

AS TRUSTEE

Supplementing the Indenture
Dated as of June 11, 2014

This FIRST SUPPLEMENTAL INDENTURE, dated as of August 27, 2014 (the “First Supplemental Indenture”), is between Illumina, Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (“the Trustee”).

WHEREAS, the Company executed and delivered the Indenture dated as of June 11, 2014 (the “Indenture”) to the Trustee in connection with the issuance by the Company of $450,000,000 in aggregate principal amount of its 0.5% Convertible Senior Notes due 2021 (the “Notes”) as provided in the Indenture;
WHEREAS, the Indenture contains a defect in that interest on the Notes is intended to accrue from June 11, 2014, rather than June 15, 2014 as provided in Sections 2.02 and 3.01 of the Indenture;
WHEREAS, the Company and the Trustee desire to amend and supplement the Indenture to cure such defect;
WHEREAS, Section 8.01 of the Indenture provides that the Indenture may be amended or supplemented by the Company and the Trustee without prior notice to or the consent of any Holders of Notes for such purpose provided certain conditions are met;
WHEREAS, the amendments herein do not adversely affect the rights of any Holder in any material respect;
WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done.
NOW THEREFORE, for and in consideration of the premises and mutual covenants herein contained, the Company and the Trustee agree as follows:
ARTICLE I
DEFINITIONS

Section 1.1 Definition of Terms.
Unless the context otherwise requires:

(a) capitalized terms used herein that are not otherwise defined herein shall have the meaning assigned to such terms in the Indenture;

(b) the singular includes the plural and vice versa; and

(c) headings are for convenience of reference only and do not affect interpretation.

ARTICLE II
AMENDMENTS TO THE INDENTURE

Section 2.1 Amendments.
(a) The first paragraph of Section 3.01 of the Indenture is hereby deleted and replaced in its entirety as follows:

The Notes shall be known and designated as the “0.5% Convertible Senior Notes due 2021” of the Company. Their Maturity Date shall be June 15, 2021, and they shall bear regular interest on their principal amount from June 11, 2014, payable semi-annually in arrears on June 15 and December 15 in each year, commencing December 15, 2014, at the rate of 0.5% per annum until the principal thereof is due; provided, however, that payments shall only be made on a Business Day as provided in Section 1.13 of this Indenture.

(b) The Form of Note contained in Section 2.02 of the Indenture is hereby deleted and replaced in its entirety as follows:

[FORM OF FACE OF NOTE]
The following legend (the “Restricted Legend”) shall appear on the face of each Restricted Security:
THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN “ACCREDITED INVESTOR” WITHIN

THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.
THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND ANY SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.
The following legend shall appear on the face of each Global Note:
THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

ILLUMINA, INC.
0.5% Convertible Senior Notes due 2021
No. ______________
CUSIP No. 452327 AG4
ILLUMINA, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _________________, or registered assigns, the principal sum of ________ United States Dollars (U.S. $______ ) [if this Note is a Global Note, then insert -- (which principal amount may from time to time be decreased to such other principal amounts by adjustments made on the records of the Registrar hereinafter referred to in accordance with the Indenture)] on June 15, 2021, and to pay interest thereon, from June 11, 2014, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on June 15 and December 15 in each year (each, an “Interest Payment Date”), commencing December 15, 2014, at the rate of 0.5% per annum, until the principal hereof is due, and at the same rate on any overdue principal and, to the extent permitted by law, on any overdue interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee pursuant to Section 3.07 of the Indenture, notice whereof shall be given to Holders of Notes not less than 10 calendar days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Notes may then be listed for trading, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payments of principal shall be made upon the surrender of this Note by the Holder thereof at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in such lawful monies of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, or at such other offices or agencies as the Company may designate. All amounts due in cash with respect to the Notes shall be paid (A) in the case this Note is in global form, by wire transfer of immediately available funds to the account designated by the Depositary or its nominee; (B) in the case this Note is held, other than global form, by a Holder in an aggregate principal amount of $5.0 million or less, by check mailed to such Holders; and (C) in the case this Note is held, other than global form, by a Holder in an aggregate principal amount of more than $5.0 million, either by check mailed to such holder or, upon application by such holder to the Registrar not later than the relevant record date (in the case of an installment of interest due on an Interest

Payment Date) or 15 calendar days prior to such other date on which such amounts are due, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the holder notifies, in writing, the Registrar to the contrary.
Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.
Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

ILLUMINA, INC.
By:
Name:
Title:

Attest:
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Notes referred to in the within-mentioned Indenture.
Dated: __________________________

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

ILLUMINA, INC.
0.5% Convertible Senior Notes due 2021
This Note is one of a duly authorized issue of Notes of the Company designated as its “0.5% Convertible Senior Notes due 2021” (herein called the “Notes”) issued and to be issued under the Indenture (the “Indenture”), dated as of June 11, 2014, between the Company and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged, at the Corporate Trust Office of the Trustee. The Trustee upon such surrender by the Holder hereof and the satisfaction of any requirements therefor set forth in the Indenture shall issue the new Notes in the requested denominations. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.
No sinking fund is provided for the Notes and the Notes are not subject to redemption at the option of the Company.
In any case where any Interest Payment Date, Designated Event Repurchase Date or the Maturity Date of any Note or the last date on which a Holder has the right to convert his Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal or conversion of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Designated Event Repurchase Date, or at the Maturity Date, or on such last day for conversion, provided that no interest shall accrue for the period from and after such Interest Payment Date, Designated Event Repurchase Date or the Maturity Date, as the case may be. Notwithstanding the foregoing, the right to convert a Note shall cease at the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date.
The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall make any of the changes set forth in Section 8.02 of the Indenture, without the consent of each

Holder of an outstanding Note affected thereby. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences except as provided in the Indenture. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and accrued and unpaid interest on, this Note, at the place, at the respective times, at the rate and in the lawful money herein prescribed.
Subject to the provisions of the Indenture, upon the occurrence of a Designated Event, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Designated Event Repurchase Date at a price equal to 100% of the principal amount of the Notes such Holder elects to require the Company to repurchase, together with accrued and unpaid interest to but excluding the Designated Event Repurchase Date, unless such Designated Event Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record at the close of business on the corresponding Regular Record Date. After the occurrence of a Designated Event, but on or before the 20th calendar day after the Effective Date of such Designated Event, the Company shall provide to all Holders of record of the Notes and the Trustee and Paying Agent a Designated Event Repurchase Right Notice and issue a Press Release on the occurrence of such Designated Event and of the repurchase right, if any, at the option of the Holders arising as a result thereof.
Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, on and after March 15, 2021, or earlier upon the occurrence of certain conditions specified in the Indenture, and prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof which is $1,000 or an integral multiple thereof, into cash, shares of Common Stock, or a combination of cash and shares of Common Stock at the Company’s election, in each case at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture, upon satisfaction of certain requirements set forth in the Indenture, including the surrender of this Note, together with a Notice of Conversion, a form of which is contained under Section 2.03 of the Indenture, as provided in the Indenture and this Note, to the Company at the office or agency of the Company maintained for that purpose, or at the option of such Holder, the Corporate Trust Office, and, unless the shares of Common Stock or Reference Property, as the case may be, issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by his duly authorized attorney. The initial Conversion Rate shall be 3.9318 shares of Common Stock for each $1,000 principal amount of Notes. No fractional shares of Common Stock or Reference Property, as the case may be, shall be issued upon any conversion, but an adjustment in cash or an additional share shall be paid to the Holder, as provided in the Indenture, in respect of any fraction of such share which would otherwise be issuable upon the surrender of any Note or Notes for conversion. No adjustment shall be made for dividends or any such shares issued upon conversion of such Notes except as provided in the Indenture.
Upon due presentment for registration of transfer of this Note at the office or agency of the Company, a new Note or Notes of authorized denominations for an equal aggregate principal amount shall be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessments or other governmental charge imposed in connection therewith.
The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Registrar may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor any other Conversion Agent nor any Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.
No recourse for the payment of the principal of, or accrued and unpaid interest on, this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.
Terms used in this Note and defined in the Indenture are used herein as therein defined.
The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York.
Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform gift to Minors Act).

FORM OF DESIGNATED EVENT REPURCHASE NOTICE
To: Illumina, Inc.
The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Illumina, Inc. (the “Company”) as to the occurrence of a Designated Event with respect to the Company and hereby directs the Company to pay, or cause the Trustee to pay, it or ______________ an amount in cash equal to 100% of the entire principal amount, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, to be repurchased plus interest accrued to, but excluding, the Designated Event Repurchase Date, except as provided in the Indenture.

Dated:

Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranteed

Principal amount to be repurchased (at least U.S. $1,000 or an integral multiple of $1,000 in excess thereof): ___________________

Remaining principal amount following such repurchase (not less than U.S. $1,000): ______________

By:
Authorized Signatory

ARTICLE III
MISCELLANEOUS

Section 3.1 Ratification of Indenture.
The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.
Section 3.3 Governing Law.
The laws of the State of New York govern this First Supplemental Indenture, without regard to the conflicts of laws rules thereof.
Section 3.4 Separability Clause.
In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 3.5 Duplicate Originals.
The parties may sign any number of copies of this First Supplemental Indenture. One signed copy is enough to prove this First Supplemental Indenture.
Section 3.6 Effectiveness.
This First Supplemental Indenture shall be effective and binding when executed by the Company and the Trustee.
Section 3.7 Trustee Not Responsible for Recitals.
The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.
Section 3.8 Performance by Trustee.
The Trustee, for itself and its successors accepts the trust of the Indenture as amended by this First Supplemental Indenture and agrees to perform the same, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liability and responsibility of the Trustee.
* * *

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

ILLUMINA, INC.

By: _/s/ Marc A. Stapley______
Name: Marc A. Stapley
Title: Senior Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By: _/s/ Michael Countryman__
Name: Michael Countryman
Title: Vice President